Exhibit 99.1

DeVry Inc. Announces Second-Quarter 2011 Results

DOWNERS GROVE, Ill.--(BUSINESS WIRE)--January 25, 2011--DeVry Inc. (NYSE:DV), a global provider of educational services, today reported results for its fiscal 2011 second-quarter ended Dec. 31, 2010. DeVry’s continued execution of its diversification strategy and focus on academic quality produced the following financial results:

Three Months Ended Dec. 31, 2010:

  Revenues increased 17 percent to $551 million
  Net income increased 22 percent to $89 million
  Diluted earnings per share increased 25 percent to $1.25

Six Months Ended Dec. 31, 2010:

  Revenues rose 19 percent to $1,073 million
  Net income increased 28 percent to $162 million
  Diluted earnings per share increased 30 percent to $2.28

“During the first half of this fiscal year, we benefitted from our position as a diversified provider of quality education,” said Daniel Hamburger, DeVry’s president and chief executive officer. “We continue to invest in new programs that lead to strong career outcomes and innovative student services, especially to serve those who may not otherwise have access to higher education. We remain actively engaged in the ongoing regulatory discussions and support high standards for all of sectors of higher education.”

Business Highlights

Business, Technology, and Management Segment

DeVry University

As reported in December, DeVry University’s new undergraduate enrollment decreased 4.7 percent and total undergraduate enrollment rose 14.9 percent in the fall. DeVry continues to make strategic investments in its operations as it has rolled out its Student Central program across all of its campuses, helping increase student retention.

During the quarter, DeVry University was one of eight highly productive institutions profiled in a report by McKinsey & Company on productivity in higher education. The report is available at the following link: http://www.mckinsey.com/clientservice/Social_Sector/our_practices/Education.aspx.

At DeVry University’s Keller Graduate School of Management, the number of coursetakers in November 2010 increased 11.9 percent. In January, the university launched a campaign featuring the first combined DeVry University-Keller Graduate School of Management brand messaging. The campaign is airing on primetime television and can be viewed at http://www.devryinc.com/resources/media/DVU-LNSW.wmv.

Medical and Healthcare Segment

Ross University

In November, Ross University School of Medicine secured licensing approval for its Freeport, Grand Bahama, location from the Medical Board of California. Ross planned to enroll new students in Freeport given capacity constraints at its Dominica campus. It has been Ross’ understanding that medical students who attend the Freeport location would not be eligible to receive Title IV financial aid while in Freeport, but would be eligible to receive financial aid once they moved beyond their semesters in Freeport. However, the Department of Education (ED) recently raised questions that could impact the overall financial aid eligibility for new students who attend Freeport. While Ross is working through this issue with ED, it is also in the process of evaluating how best to leverage its Freeport location as part of its overall expansion strategy. Ross continues to invest in its Dominica facilities, programs and student services to meet the strong demand for its medical program.

According to data obtained from the Association of American Medical Colleges and Ross University School of Medicine, in 2010, Ross University graduated more Black or African-American physicians than any U.S. medical school, including the historically black colleges and universities, as shown in Chart 2 on page 7.

Chamberlain College of Nursing

Chamberlain continues to benefit from the strong demand for nursing professionals, while moving forward on its geographic expansion strategy. Its Master of Science in Nursing degree program experienced strong growth in the recent term highlighting the overwhelming need for nursing professionals with advanced degrees. As previously reported, Chamberlain new student enrollment in the fall increased 42 percent and total students increased more than 58 percent.

Pending approvals, Chamberlain expects to open its new locations in Houston and Miramar, Fla., in the coming months. The Houston campus will be a co-location with DeVry University and the Miramar location will be the first ever tri-location with Chamberlain, DeVry University and a clinical location for Ross University. The new Miramar clinical facility replaces Ross’ current clinical location in Miami.

Carrington Colleges Group

Carrington continues to focus on improving efficiencies and investing in new programs and locations for students. Carrington College California’s co-location with DeVry University in Pomona, Calif., recently began enrolling students in programs for medical assisting, medical billing and coding, pharmacy technology, and veterinary technology.

Professional Education Segment

Becker Professional Education

Becker’s revenues grew 26 percent during the quarter. Results were driven by strong demand for its 2011 CPA exam preparation product. Becker anticipates more normalized demand for its CPA line of products in the coming quarters.

Recently the American Institute of Certified Public Accountants released its 2009 Elijah Watt Sells award winners, which honors the candidates with the highest scores on the CPA exam. Of the candidates with the 15 highest scores, 14 prepared for the exam using Becker’s industry-leading CPA review materials.

Other Educational Services Segment

DeVry Brasil

DeVry Brasil continues to grow through investments in programs, services and facilities. Ruy Barbosa is constructing a new classroom building that will further enhance its healthcare program offerings. At the same time, upgrades to Fanor’s Fortaleza campus are progressing to improve operations. Leveraging best practices from DeVry University, DeVry Brasil introduced its own version of the Student Central program, called CASA (Coordenadoria de Apoio e Suporte ao Aluno), across its campuses.

Balance Sheet/Cash Flow

For the first half of fiscal 2011, DeVry generated $274 million of operating cash flow, driven by the continuation of strong operating results and working capital management. As of Dec. 31, 2010, cash, marketable securities and investment balances totaled $462 million and there were no outstanding borrowings.

Share Repurchase Plan

DeVry completed its fourth share repurchase program and began repurchasing shares under its fifth program, which was authorized in November 2010. During the quarter, a total of 860,600 shares were repurchased under both programs for approximately $39.4 million, at an average cost of $45.80 per share.

Conclusion

“Despite some near-term enrollment challenges that we are actively managing, we executed well against our strategy in the first half of fiscal 2011,” said Hamburger. “I am confident our diversification strategy will serve us well in the second half of the year and beyond, as we continue to help our students achieve their career aspirations.”

Conference Call and Webcast Information

DeVry will host a conference call on Jan. 25, 2011, at 3:30 p.m. Central Standard Time (4:30 p.m. Eastern Standard Time) to discuss its fiscal 2011 second-quarter results. The conference call will be led by Daniel Hamburger, president and chief executive officer, and Rick Gunst, chief financial officer.

For those wishing to participate by telephone, dial (866) 713-8567 (domestic) or (617) 597-5326 (international). Use passcode 41202529 or say “DeVry Call.” DeVry will also broadcast the conference call live via the Internet. Interested parties may access the webcast through the Investor Relations section of the company's web site, or http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=93880&eventID=3270234. (Because of its length, this URL may need to be copied and pasted into your Internet browser’s address field. Remove the extra space if one exists.) Please access the web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

DeVry will archive a telephone replay of the call until Feb. 8, 2011. To access the replay, dial (888) 286-8010 (domestic) or (617) 801-6888 (international), passcode: 97782575. To access the webcast replay, please visit http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=93880&eventID=3270234.

About DeVry Inc.

DeVry's purpose is to empower its students to achieve their educational and career goals. DeVry (NYSE: DV, member S&P 500 Index) is a global provider of educational services and the parent organization of Advanced Academics, Becker Professional Education, Carrington College, Carrington College California, Chamberlain College of Nursing, DeVry Brasil, DeVry University, and Ross University Schools of Medicine and Veterinary Medicine. These institutions offer a wide array of programs in business, healthcare and technology. DeVry’s institutions serve students in secondary through postsecondary education and professionals in accounting and finance. For more information, please call 630.353.3800 or visit http://www.devryinc.com.

Certain statements contained in this release concerning DeVry's future performance, including those statements concerning DeVry's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Inc. or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in DeVry's most recent Annual Report on Form 10-K for the year ending June 30, 2010 and filed with the Securities and Exchange Commission on August 25, 2010.

Selected Operating Data (in thousands, except per share data)

	Second Quarter
	FY 2011	FY 2010	Change
Revenues	$551,463	$473,012	+16.6%
Net Income	$88,706	$72,454	+22.4%
Earnings per Share (diluted)	$1.25	$1.00	+25.0%
Number of common shares (diluted)	70,823	72,232	-2.0%

	Six Months
	FY 2011	FY 2010	Change
Revenues	$1,072,891	$904,122	+18.7%
Net Income	$162,307	$127,181	+27.6%
Earnings per Share (diluted)	$2.28	$1.76	+29.5%
Number of common shares (diluted)	71,203	72,199	-1.4%

Chart 1: Remaining DeVry Inc. Calendar 2011 Announcements & Events

Apr. 26, 2011	Fiscal 2011 Third Quarter Results and Spring Enrollment

DeVry University
Chamberlain College of Nursing
Ross University
Carrington Colleges Group
DeVry Brasil

Aug. 11, 2011	Fiscal 2011 Year-End Results and Summer Enrollment

DeVry University
Chamberlain College of Nursing
Ross University
Carrington Colleges Group

Oct. 25, 2011	Fiscal 2012 First Quarter Results and Enrollment

DeVry University (graduate only)
Ross University
DeVry Brasil

Dec. 6, 2011	Most recent enrollment results; press release, no conference call

DeVry University
Chamberlain College of Nursing
Carrington Colleges Group

Chart 2: 2010 Black or African-American Medical School Graduates

In 2010, Ross University graduated more Black or African-American physicians than any medical U.S. medical school.

School	Graduates

1. Ross University	79
2. Meharry Medical College	69
3. Howard University	66
4. Wayne State University	39
5. University of Illinois	32
6. Morehouse College	29
7. Medical University of South Carolina	20
8. George Washington University	20
9. University of North Carolina	20
10. University of Medicine and Dentistry of New Jersey	19

Source:	Association of American Medical Colleges Data Warehouse as of 9/8/10 and Ross University School of Medicine

DEVRY INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	December 31,	June 30,	December 31,
	2010	2010	2009

ASSETS

Current Assets

Cash and Cash Equivalents	$459,282	$307,702	$272,550
Marketable Securities and Investments	2,464	15,666	61,608
Restricted Cash	9,108	2,102	54,599
Accounts Receivable, Net	152,834	119,210	135,183
Deferred Income Taxes, Net	24,547	22,340	22,191
Prepaid Expenses and Other	27,517	32,627	32,504

Total Current Assets	675,752	499,647	578,635

Land, Buildings and Equipment

Land	54,197	53,914	54,038
Buildings	297,519	283,044	270,727
Equipment	356,046	346,979	356,203
Construction In Progress	61,550	38,188	17,776

	769,312	722,125	698,744

Accumulated Depreciation and Amortization	(354,353)	(333,988)	(352,987)

Land, Buildings and Equipment, Net	414,959	388,137	345,757

Other Assets

Intangible Assets, Net	192,916	194,195	198,142
Goodwill	516,648	514,864	514,873
Perkins Program Fund, Net	13,450	13,450	13,450
Other Assets	20,858	17,533	14,961

Total Other Assets	743,872	740,042	741,426

TOTAL ASSETS	$1,834,583	$1,627,826	$1,665,818

DEVRY INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	December 31,	June 30,	December 31,
	2010	2010	2009

LIABILITIES

Current Liabilities

Current Portion of Debt	$-	$-	$44,732
Accounts Payable	62,185	90,364	71,246
Accrued Salaries, Wages and Benefits	58,349	92,368	50,009
Accrued Expenses	54,775	53,565	65,605
Advance Tuition Payments	21,531	20,930	70,298
Deferred Tuition Revenue	260,001	86,627	223,615

Total Current Liabilities	456,841	343,854	525,505

Non-Current Liabilities

Deferred Income Taxes, Net	43,914	43,368	51,790
Deferred Rent and Other	58,286	56,216	39,254

Total Non-current Liabilities	102,200	99,584	91,044

TOTAL LIABILITIES	559,041	443,438	616,549

NON-CONTROLLING INTEREST	6,035	5,007	4,104

SHAREHOLDERS' EQUITY

Common Stock, $0.01 par value, 200,000,000 Shares Authorized;
69,452,000, 71,030,000 and 71,107,000 Shares issued
and outstanding at December 31, 2010, June 30, 2010
and December 31, 2009, respectively.	735	734	731
Additional Paid-in Capital	233,371	224,209	207,884
Retained Earnings	1,208,419	1,055,591	910,802
Accumulated Other Comprehensive Income	13,623	9,896	11,547
Treasury Stock, at Cost (4,070,000, 2,394,000 and 1,977,000
Shares, Respectively)	(186,641)	(111,049)	(85,799)

TOTAL SHAREHOLDERS' EQUITY	1,269,507	1,179,381	1,045,165

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,834,583	$1,627,826	$1,665,818

DEVRY INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except for Per Share Amounts)
(Unaudited)
PRELIMINARY

	For The Quarter		For The Six Months
	Ended December 31,		Ended December 31,

	2010	2009	2010	2009

REVENUES:
Tuition	$520,180	$448,977	$1,006,519	$850,348
Other Educational	31,283	24,035	66,372	53,774

Total Revenues	551,463	473,012	1,072,891	904,122

OPERATING COSTS AND EXPENSES:
Cost of Educational Services	229,917	199,965	457,998	396,448
Student Services and Administrative Expense	185,993	164,118	367,525	319,360

Total Operating Costs and Expenses	415,910	364,083	825,523	715,808

Operating Income	135,553	108,929	247,368	188,314

INTEREST AND OTHER INCOME (EXPENSE):
Interest Income	381	574	804	1,074
Interest Expense	(239)	(495)	(493)	(917)
Net Investment Gain	-	313	-	1,144

Net Interest and Other Income (Expense)	142	392	311	1,301

Income Before Income Taxes	135,695	109,321	247,679	189,615

Income Tax Provision	46,823	36,731	85,446	62,454

NET INCOME	88,872	72,590	162,233	127,161

Net (Income) Loss Attributable to Noncontrolling Interest	(166)	(136)	74	20

NET INCOME ATTRIBUTABLE TO DEVRY INC.	$88,706	$72,454	$162,307	$127,181

EARNINGS PER COMMON SHARE ATTRIBUTABLE
TO DEVRY INC. SHAREHOLDERS
Basic	$1.26	$1.02	$2.30	$1.78
Diluted	$1.25	$1.00	$2.28	$1.76

Cash Dividend Declared per Common Share	$0.12	$0.10	$0.12	$0.10

DEVRY INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	For The Six Months
	Ended December 31,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$162,233	$127,161
Adjustments to Reconcile Net Income to Net
Cash Provided by Operating Activities:

Stock-Based Compensation Expense	8,319	5,717
Depreciation	28,321	25,124
Amortization	3,045	7,653
Provision for Refunds and Uncollectible Accounts	50,599	46,215
Deferred Income Taxes	(1,947)	(889)
Loss on Disposals of Land, Buildings and Equipment	118	352
Unrealized Net Gain on Investments	-	(1,144)
Changes in Assets and Liabilities, Net of Effects from
Acquisitions of Businesses:
Restricted Cash	(7,006)	(49,250)
Accounts Receivable	(83,869)	(76,422)
Prepaid Expenses And Other	3,435	(8,834)
Accounts Payable	(28,184)	(349)
Accrued Salaries, Wages, Expenses and Benefits	(35,028)	424
Advance Tuition Payments	523	42,555
Deferred Tuition Revenue	173,374	148,951

NET CASH PROVIDED BY OPERATING ACTIVITIES	273,933	267,264

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(53,663)	(61,629)
Marketable Securities Purchased	(82)	(39)
Marketable Securities Sales	13,495	-
Other	-	(7)

NET CASH USED IN INVESTING ACTIVITIES	(40,250)	(61,675)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Exercise of Stock Options	973	3,739
Proceeds from Stock issued Under Employee Stock Purchase Plan	661	470
Repurchase of Common Stock for Treasury	(75,745)	(16,316)
Cash Dividends Paid	(7,134)	(5,716)
Excess Tax Benefit from Stock-Based Payments	103	1,157
Borrowings Under Revolving Credit Facility	-	70,000
Repayments Under Revolving Credit Facility	-	(150,000)
Borrowings Under Collateralized Line of Credit	-	173
Repayments Under Collateralized Line of Credit	-	(252)

NET CASH USED IN FINANCING ACTIVITIES	(81,142)	(96,745)

Effects of Exchange Rate Differences	(961)	(1,496)

NET INCREASE IN CASH AND CASH EQUIVALENTS	151,580	107,348

Cash and Cash Equivalents at Beginning of Period	307,702	165,202

Cash and Cash Equivalents at End of Period	$459,282	$272,550

DEVRY INC.
SEGMENT INFORMATION
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	For The Quarter			For The Six Months
	Ended December 31,			Ended December 31,
			Increase			Increase
	2010	2009	(Decrease)	2010	2009	(Decrease)
REVENUES:
Business, Technology and Management	$ 370,743	$ 313,256	18.4%	$ 723,661	$ 596,762	21.3%
Medical and Healthcare	142,145	125,774	13.0%	278,803	242,932	14.8%
Professional Education	21,268	16,834	26.3%	41,238	35,995	14.6%
Other Educational Services	17,307	17,148	0.9%	29,189	28,433	2.7%

Total Consolidated Revenues	551,463	473,012	16.6%	1,072,891	904,122	18.7%

OPERATING INCOME:
Business, Technology and Management	99,472	78,134	27.3%	183,991	134,213	37.1%
Medical and Healthcare	30,964	31,159	-0.6%	59,126	58,298	1.4%
Professional Education	6,590	3,249	102.8%	12,969	9,693	33.8%
Other Educational Services	148	705	-79.0%	(7,374)	(5,817)	NM
Reconciling Items:
Amortization Expense	(1,477)	(3,657)	-59.6%	(2,952)	(7,571)	-61.0%
Depreciation and Other	(144)	(661)	-78.2%	1,608	(502)	NM

Total Consolidated Operating Income	135,553	108,929	24.4%	247,368	188,314	31.4%

INTEREST AND OTHER INCOME (EXPENSE):
Interest Income	381	574	-33.6%	804	1,074	-25.1%
Interest Expense	(239)	(495)	-51.7%	(493)	(917)	-46.2%
Net Investment Gain	-	313	NM	-	1,144	NM

Net Interest and Other Income (Expense)	142	392	-63.8%	311	1,301	-76.1%

Total Consolidated Income before Income Taxes	$ 135,695	$ 109,321	24.1%	$ 247,679	$ 189,615	30.6%

CONTACT:
DeVry Inc.
Investor Contact:
Joan Bates, (630) 353-3800
jbates@devry.com
or
Media Contact:
Larry Larsen, (312) 895-4717
llarsen@sardverb.com